DTI Holdings, Inc.
Computation of Ratio of Earnings to Fixed Charges

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                                                                          Fiscal Year Ended June 30,
                                                           1996                   1997                    1998
                                                           ----                   ----                     ----

SELECTED HISTORICAL DATA E
arnings were calculated as follows:

Loss before income taxes                                     (786,375.00)         (1,851,764.00)          (11,442,512.00)
Add:  Fixed charges                                         1,672,114.00           1,454,130.00            13,122,332.67
Deduct:  Capitalized Interest                              (1,227,149.00)           (562,750.00)             (848,000.00)
                                                           ==============================================================
Earnings.................................                       (341,410)              (960,384)               1,679,821
                                                           ==============================================================

Fixed charges were calculated as follows:
Interest expense                                              384,859.00             51,023.00             11,545,559.00
Amortization of deferred financing costs                            -                     -                   509,869.00
Portion of rentals attributable to interest                    60,106.00             55,857.00                218,904.67
    (one-third of lease payments)
Loan commitment fees                                                -               784,500.00                      -
Capitalized interest                                        1,227,149.00            562,750.00                848,000.00
                                                           =============================================================
Fixed charges............................                   1,672,114.00          1,454,130.00             13,122,332.67
                                                           =============================================================

Ratio fixed earnings to fixed charges                             n/a                   n/a                      n/a

Deficiency                                                  2,013,524.00          2,414,514.00             11,442,512.00

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